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                                                                    EXHIBIT 23.7


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of New ICO Global Communications (Holdings) Limited of our report dated March 17, 2000 relating to the financial statements of ICO Global Communications (Holdings) Limited (Debtor-in-Possession, Provisional Liquidator appointed) (a development-stage company), which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers
London, England
September 18, 2000